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                                                            EXHIBIT 99.1.(d)(vi)

                                SIXTH AMENDMENT
                                       TO
                         GENERAL AGENT SALES AGREEMENT

   This SIXTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of August 1, 2015, is by and between MONY LIFE INSURANCE COMPANY OF AMERICA ("MONY AMERICA"), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company ("GENERAL AGENT").

   MONY America and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between MONY America and General Agent (the "SALES AGREEMENT") to establish the compensation rates payable by MONY America to General Agent on sales of employee benefits products including, but not limited to, Group Life Insurance, Group Short Term Disability Insurance, Group Long Term Disability Insurance, Group Dental Insurance, Group Vision Insurance, Group Deductible Insurance, Critical Illness Insurance, and Hospital-Plus Insurance (collectively, the "EMPLOYEE BENEFITS PRODUCTS"), effective from and after the date hereof, as more particularly set forth on the
SCHEDULE 3 of EXHIBIT A attached hereto and made a part hereof.

   Except as modified and amended hereby, the Sales Agreement is in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA                             AXA NETWORK, LLC

By:   /s/ Anders Malmstrom                                         By:   /s/ Frank Massa
      ----------------------------------------------------------         --------------------------------------------------------
Name:   Anders Malmstrom                                           Name:   Frank Massa
Title: Senior Executive Director and Chief Financial Officer       Title: President and Chief Executive Officer

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                                   EXHIBIT A

                                   SCHEDULE 3

                         EFFECTIVE AS OF AUGUST 1, 2015

              GENERAL AGENT COMPENSATION FOR THE EMPLOYEE BENEFITS
                                    PRODUCTS

This SCHEDULE 3 of EXHIBIT A is effective as of the date set forth above and is attached to and made part of the Sales Agreement, dated June 6, 2005, by and between MONY America and General Agent.

The Compensation to General Agent in connection with the sale and servicing of the Employee Benefits Products will be calculated on a policy by policy basis as a percentage of the premiums paid for each policy, with such percentage being calculated in a manner that is consistent with any applicable self-support limits.

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